FOR IMMEDIATE RELEASE	CONTACT: Christopher D. Morris
October 29, 2009	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS
FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL 2009
$200 MILLION INCREASE IN SHARE REPURCHASE AUTHORIZATION

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today reported net earnings of $12.7 million for the third quarter ended September 27, 2009, compared to net earnings of $9.9 million in the third quarter of  2008. Diluted earnings per share increased to $0.55 for the third quarter of 2009, compared to $0.43 in the third quarter of 2008. The increase in diluted earnings per share between the two quarters was impacted by our repurchase of approximately 1.1 million shares of our common stock since the beginning of the third quarter of 2008. Total quarterly revenues decreased 2.0% to $197.8 million during the third quarter of 2009 from total quarterly revenues of $201.9 million in the third quarter of 2008. Comparable store sales for the third quarter of 2009 declined 3.1%.

Net earnings for the first nine months of 2009 were $55.8 million compared to net earnings of $54.1 million in the first nine months of 2008. Diluted earnings per share increased to $2.42 for the first nine months of 2009, compared to $2.21 in the first nine months of 2008. The increase in diluted earnings per share between the two periods was impacted by our repurchase of approximately 6.1 million shares of our common stock since the beginning of the 2008 fiscal year. Total revenues for the first nine months of 2009 were $630.7 million compared to total revenues of $639.5 million in the first nine months of 2008. Comparable store sales for the first nine months of 2009 declined 2.7%.

Separately, the Company also announced that on October 27, 2009, its Board of Directors authorized the purchase of up to an additional $200 million of common stock under its share repurchase program. With this increase, the Company currently has authorization to purchase approximately $237.8 million of its common stock, representing approximately 40% of the Company’s current market capitalization.

Michael Magusiak, President and Chief Executive Officer, stated that, “Despite a very difficult economic environment and the added pressure related to H1N1, we believe our sales held up reasonably well, and we are encouraged by the improvement in our recent comparable store sales trends.  We believe this performance is a direct result of the strength of our concept and the result of our sales building initiatives.  As we move forward, we will continue our focus on executing strategies to drive comparable store sales and generate significant free cash flow to return to shareholders.  The Board’s authorization of an additional $200 million in our share repurchase program underscores their belief in our concept and long-term opportunity to enhance shareholder value.”

Business Outlook:
Based on the Company’s current estimates, fiscal year 2009 diluted earnings per share are expected to be in a range of $2.63 to $2.67. This guidance incorporates the following assumptions:

•	Fourth quarter comparable store sales down approximately 2.0%;
•	average cheddar block prices of $1.50 per pound in the fourth quarter;
•	two new Company stores during the last three months of fiscal year 2009, for a total of three new Company stores during 2009;
•	effective tax rate of 37.7% to 38.5% for the remainder of fiscal year 2009;
•	total capital expenditures of approximately $70.0 million for fiscal year 2009;
•	no changes in working capital associated with timing differences; and
•	fiscal year 2009 will be a 53 week year; the addition of this extra week is estimated to benefit fiscal year 2009 diluted earnings per share by approximately $0.10.

In addition, the Company is projecting fiscal year 2010 diluted earnings per share to be in a range of $2.70 to $2.80, representing a growth rate of 6% to 10% excluding the benefit of the extra week from fiscal year 2009. This guidance incorporates the following assumptions:

•	Comparable store sales in a range of flat to up 1.0%;
•	average cheddar block prices in a range of $1.50 to $1.60 per pound;
•	five to six new Company stores including two relocations;
•	effective tax rate of 37.7% to 38.5%;
•	total capital expenditures will range from $90.0 million to $95.0 million;
•	no changes in working capital associated with timing differences, and;
•	free cash flow used to opportunistically buy Company common stock.

Third Quarter 2009 Conference Call:
The Company will host a conference call Thursday, October 29, 2009, at 3:30 p.m. Central Time to discuss its third quarter 2009 financial results and outlook for the remainder of the year. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Thursday, December 24, 2009.

Non-GAAP Financial Measures:
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles ("GAAP").  From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Free Cash Flow. This non-GAAP financial measure presented in this earnings release should not be viewed as an alternative or substitute for the Company's reported GAAP results.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including servicing debt, funding capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. A limitation of using Free Cash Flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period. The Company compensates for this limitation by providing information about its capital expenditures on the face of its consolidated  statement of cash flows in its Form 10-Q and Annual Report on Form 10-K. A reconciliation of the most directly comparable GAAP financial measure to Free Cash Flow is set forth in a table accompanying this release. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

About CEC Entertainment, Inc.:
Celebrating over 30 years of success as a place Where a Kid can be a Kid®, CEC Entertainment, Inc. is a nationally recognized leader in family dining and entertainment.  Chuck E. Cheese's stores feature musical and comic entertainment by robotic and animated characters, arcade-style and skill oriented games, video games, rides and other activities intended to appeal to families with children between the ages of two and 12 and offers a variety of pizzas, sandwiches, appetizers, a salad bar and desserts. The Company and its franchisees operate a system of 542 Chuck E. Cheese's stores located in 48 states (excluding Wyoming and Vermont) and six foreign countries or territories.  Currently, 495 locations in the United States and Canada are owned and operated by the Company. For more information, see the Company’s website at www.chuckecheese.com.

Forward-Looking Statements:
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008, and the Company’s Form 10-Q filed on May 5, 2009. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Competition in both the restaurant and entertainment industries;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Public health issues such as the H1N1 influenza A virus, commonly referred to as the “swine flu”;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Adverse affects of local conditions, events and natural disasters;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Conditions in foreign markets;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems;

•	Changes in financial accounting standards or our interpretations of existing standards; and

•	Failure to establish, maintain and apply adequate internal control over financial reporting.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 27,		September 28,		September 27,		September 28,
	2009		2008		2009		2008

REVENUES
Food and beverage sales	$95,060	48.1%	$100,309	49.7%	$314,662	49.9%	$321,297	50.2%
Entertainment and merchandise sales	101,860	51.5%	100,569	49.8%	313,117	49.6%	315,154	49.3%

Company store sales	196,920	99.5%	200,878	99.5%	637,779	99.5%	636,451	99.5%
Franchise fees and royalties	898	0.5%	1,000	0.5%	2,967	0.5%	3,097	0.5%

Total revenues	197,818	100.0%	201,878	100.0%	630,746	100.0%	639,548	100.0%

OPERATING COSTS AND EXPENSES
Company store operating costs:
Cost of food and beverage (as a percentage of food and beverage sales)	21,868	23.0%	24,829	24.8%	69,626	22.1%	75,986	23.6%
Cost of entertainment and merchandise (as a percentage of entertainment and merchandise sales)	8,947	8.8%	8,426	8.4%	28,071	9.0%	26,468	8.4%

	30,815	15.6%	33,255	16.6%	97,697	15.6%	102,454	16.1%
Labor expenses (as a percentage of Company store sales)	54,593	27.7%	54,851	27.3%	167,538	26.7%	171,523	26.9%
Depreciation and amortization (as a percentage of Company store sales)	19,232	9.8%	18,638	9.3%	57,186	9.1%	55,343	8.7%
Rent expense (as a percentage of Company store sales)	17,010	8.6%	16,741	8.3%	50,643	8.1%	49,594	7.8%
Other store operating expenses (as a percentage of Company store sales)	32,226	16.4%	32,904	16.4%	92,635	14.8%	91,353	14.4%

Total Company store operating costs	153,876	78.1%	156,389	77.9%	465,699	74.2%	470,267	73.9%
Advertising expense	9,179	4.6%	8,660	4.3%	27,860	4.4%	26,681	4.2%
General and administrative expenses	11,328	5.7%	16,083	8.0%	37,583	6.0%	43,338	6.8%
Asset impairments	-	0.0%	-	0.0%	-	0.0%	137	0.0%

Total operating costs and expenses	174,383	88.2%	181,132	89.7%	531,142	84.2%	540,423	84.5%

Operating income	23,435	11.8%	20,746	10.3%	99,604	15.8%	99,125	15.5%

Interest expense, net	2,769	1.4%	5,052	2.5%	8,938	1.4%	12,948	2.0%

Income before income taxes	20,666	10.4%	15,694	7.8%	90,666	14.4%	86,177	13.5%

Income taxes	7,955	4.0%	5,793	2.9%	34,909	5.5%	32,057	5.0%

Net income	$12,711	6.4%	$9,901	4.9%	$55,757	8.8%	$54,120	8.5%

Earnings per share:
Basic	$0.55		$0.44		$2.43		$2.24
Diluted	$0.55		$0.43		$2.42		$2.21

Weighted average shares outstanding:
Basic	22,971		22,662		22,949		24,202
Diluted	23,021		23,014		23,080		24,523
______________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
Due to rounding, percentages may not add.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 27,	December 28,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$16,039	$17,769
Other current assets	53,918	60,988
Total current assets	69,957	78,757
Property and equipment, net	661,232	666,443
Other noncurrent assets	1,912	2,240

Total assets	$733,101	$747,440

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$863	$806
Other current liabilities	75,309	85,694
Total current liabilities	76,172	86,500
Long-term debt, less current portion	350,432	413,252
Other noncurrent liabilities	129,075	119,102
Total liabilities	555,679	618,854

Stockholders’ equity	177,422	128,586

Total liabilities and stockholders’ equity	$733,101	$747,440

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 27,	September 28,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$55,757	$54,120
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,859	55,719
Deferred income taxes	8,628	(1,818)
Stock-based compensation expense	5,974	4,047
Other adjustments	2,167	2,285
Changes in operating assets and liabilities:
Current assets	7,269	941
Current liabilities	(10,223)	10,099

Net cash provided by operating activities	127,431	125,393

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(51,167)	(63,008)
Disposition of property and equipment	-	2,223
Other investing activities	119	(374)

Net cash used in investing activities	(51,048)	(61,159)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments on) proceeds from line of credit	(62,250)	76,100
Exercise of stock options	18,282	19,170
Payment of taxes for returned restricted shares	(1,364)	(1,028)
Treasury stock acquired	(33,571)	(160,845)
Other financing activities	1,435	(365)

Net cash used in financing activities	(77,468)	(66,968)

Effect of foreign exchange rate changes on cash	(645)	-

Change in cash and cash equivalents	(1,730)	(2,734)

Cash and cash equivalents at beginning of period	17,769	18,373

Cash and cash equivalents at end of period	$16,039	$15,639

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Cash provided by operating activities	$35,803	$21,711	$127,431	$125,393
Less:
Capital expenditures	18,177	23,666	51,167	63,008
Free Cash Flow	$17,626	$(1,955)	$76,264	$62,385

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that the non-GAAP financial measure presented in the table above provide useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including servicing debt, funding capital expenditures and making investments in the business.  It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. A limitation of using Free Cash Flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period. The Company compensates for this limitation by providing information about its capital expenditures on the face of its consolidated statement of cash flows in its Form 10-Q’s and Annual Report on Form 10-K. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008

Number of Company-owned stores:
Beginning of period	496	490	495	490
New	-	2	1	3
Acquired from franchisees	-	2	-	2
Closed	(1)	(1)	(1)	(2)
End of period	495	493	496	493

Number of franchised stores:
Beginning of period	48	47	46	44
New	-	1	2	4
Acquired by the Company	-	(2)	-	(2)
Closed	-	-	-	-
End of period	48	46	48	46

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